Exhibit (c)(18)

Exhibit (c)(18)

Discussion Materials on Project Tweed

Goldman, Sachs & Co.

September, 2010

[27-September-2010]

I. Take Private and Recapitalization Analysis

Summary of Take Private and Recap Scenarios

1

Take Private

2

Sponsor Recap with Debt

3

Buyout of 50% of MD’s Stake

4

Buyout of 50% of MD’s Stake and buying from Market

Structure

Leverage buyout of Paid assuming a purchase price of $45 per share (32% premium to current stock price)

— EV/2010E EBITDA: 8.2X

— Implied new equity check of $1,029 million or 34.5%

Assumes 50% basic equity and options of MD are rolled-over or 4.9% of the equity

Cash used in deal: $200 mm

Tweed’s total investment of $500mm

Buys 50% of MD’s stake at $40.00 per share (17.6% premium) for $130 mm

Purchase Convertible Debt for $370mm. Underlying 8.7 mm shares

Plaid raises Bank Debt of $300mm

Total share repurchases of $848mm with proceeds of $300 mm from Bank Debt, $370 mm Convertible Debt and uses $200mm of cash in hand

Repurchase price of $40.00 per share (17.6% premium)

Pro Forma Ownership

Tweed: 21.6%

MD: 5.5%

Company can “defease” convert by buying call options from MD

Tweed’s total investment of $130mm

Buys 50% of MD’s stake at $40.00 per share (17.6% premium)

Pro Forma Ownership of Tweed: 4.8%

Pro Forma Ownership of MD: 4.5%

Tweed’s total investment of $300mm

Buys 50% of MD’s stake at $40.00 per share (17.6% premium) for $130mm

Buys 4.8 mm shares from the market with the remaining $170mm

Pro Forma Ownership of Tweed: 11.8%

Pro Forma Ownership of MD: 4.5%

Key Terms

2010 Leverage Metrics:

— Total Adj. Debt / EBITDAR: 6.0x

Total Debt / EBITDA: 5.5x

Bank Debt: $1,140mm @ L+475 and OID of 98 (LIBOR Floor of 1.75%)

Senior Notes: $665mm @ 10.0% area

2010 Leverage Metrics:

Total Adj. Debt / EBITDAR: 3.3x

Total Debt / EBITDA: 2.0x

Bank Debt: $300mm @ L+400 and OID of 99 (No LIBOR floor)

Convertible Debt: $373mm @ 3.5% and a conversion premium of 25% ($42.53)

1 Illustrative LBO Analysis

Assumes Stock Price of $45.00 per share (32.3% Premium) or 8.2x EV / 2010E EBITDA ($ in millions)

Sources of Funds

Cost of % of Total % of Total x 2010E x 2010E

Amount Debt Sources Cap. EBITDA EBITDAR

Target Existing Cash$ 403 0.5% 11.9%

Bank Debt (1) 1,140 L + 475 33.7% 38.2% 3.5x 4.4x

Sr. Notes 665 10.0% 19.6% 22.3% 5.5x 6.0x

Total Debt $ 1,805 53.3% 60.5% 5.5 x 6.0 x

Basic equity rolled$over 77 (2) 2.3% 2.6%

Stock options equity rolled over 2.1%(2) 2.4

Sponsor Equity 1,029 30.4% 34.5%

Total Sources of Funds $ 3,385 100.0% 100.0%

Projected Free Cash Flow

PF 2010 2011E 2012E 2013E 2014E 2015E

Revenues 1,805 2,034 2,356 2,709 3,087 3,481

Growth % 14.4% 12.7% 15.8% 15.0% 14.0% 12.7%

EBITDA 329 394 474 567 672 793

Margin % 18.2% 19.4% 20.1% 20.9% 21.8% 22.8%

Net Income 79 116 165 227 299 383

(+) &AD 49 56 62 66 69 70

(+) in. F ees. F mort A . 7 7 7 7 7 7

(-) Capital Expenditure52 54 59 59 58 65

(-) Change in OWC 0 19 (5) (5) (5) (1)

FCF For Debt Paydown $ 82 $ 105 $ 179 $ 245 $ 321 $ 395

De-leveraging Profile

PF 2009 2010E 2011E 2012E 2013E 2014E

Bank Debt 1,140 1,035 856 611 290 0

Senior Notes 665 665 665 665 665 665 665

Total Debt $ 1,805 $ 1,700 $ 1,521 $ 1,276 $ 955 $ 665

Total Debt / EBITDA5.5 x 4.3 x 3.2 x 2.3 x 1.4x 0.8x

Adj. Debt / EBITDAR6.0 x 5.0 x 4.1 x 3.3 x 2.6x 2.1x

EBITDA / Int. Exp. 2.2 x 2.7 x 3.5 x 4.7 x 6.5x 9.6x

EBITDA-Capex / Int. 1.Exp 9 x . 2.4 x 3.1 x 4.2 x 6.0x 8.8x

Source: Company Management for the years 2010E through 2015E

Note: Assumes 63.7 million of basic shares outstanding.

(1) Assumes LIBOR floor of 1.75%. Assumes financing fees of 2.5% and OID on bank debt to be 2.0%

(2) Equity Rollover assumes rollover of 50.0% of MD’s stake, of 1.7 million basic shares and 2.0 million Options at a strike price of $9.35

Uses of Funds

Amount

Equity Purchased - Basic ($45.00 per share ) 2,868

Equity Purchased - Stock Options ($45.00 per share) 225

Existing Target Debt Retired 0

. Total Purchase Price $ 3,094

EV / 2010E EBITDA (Adj. Cash) 8.2 x

Minimum Operating Cash 203

Financing and Other Fees (1) 88

Total Uses of Funds $ 3,385

Illustrative Returns to Sponsor

Purchase Price $ 45.00 $ 47.50 $ 50.00 $ 52.50 $ 55.00

Premium to Current 32.3% 39.6% 47.0% 54. 3% 61.7%

Implied EV / 2010E EBITDA

8.2 x 8.7 x 9.3 x 9.8 x 10.4 x

Exit EBITDA Multiple

7.0 x 34.3% 30.6% 27.4% 24 .6% 22.2%

7.5 x 36.2% 32.5% 29.3% 26.5% 24.0%

8.0 x 38.1% 34.3% 31.1% 28.2% 25.7%

8.5 x 39.9% 36.0% 32.7% 29.9% 27.3%

9.0 x 41.6% 37.7% 34.3% 31.4% 28.9%

Returns to Sponsor exit in 2015 @ 8.0x EBITDA

Implied EV / 2010E EBITDA

Equity Check

AdjLeverage

8.2 x 8.7 x 9.3 x 9.8 x 10.4 x

4.5 x 55.3% 30.5% 28.1% 25.9% 23.9% 22.1%

5.0 x 48.3% 32.6% 29.8% 27.3% 25.1% 23.1%

5.5 x 41.5% 35.0% 31.8% 29.0% 26.5% 24.3%

6.0 x 34.5% 38.1% 34.3% 31.1% 28.2% 25.7%

6.5 x 27.8% 42.0% 37.3% 33.5% 30.2% 27.4%

Goldman 1 Illustrative Ability To Pay Analysis

Sachs Share Price Required to Achieve Target Returns Assuming 2015E Exit

Assumes 6.0x Adjusted Leverage

Assumes 25% IRR with 5 Year exit in 2015@ 8.0x EBITDA

Equity Value Per Share Implied Premium Over Current Stock Price

2010 – 2015 Sales CAGR 2009 – 2014 Sales CAGR

10.0% 11.0% 12.0% 13.0% 14.0% 10.0% 11.0% 12.0% 13.0% 14.0%

15E EBITDA Per Year Change in Annual Sales Growth vs. Plan 15E EBITDA Per Year Change in Annual Sales Growth vs.Plan

Margin vs.Plan (4.0)% (3.0)% (2.0)% (1.0)% 0.0% Margin vs.Plan (4.0)% (3.0)% (2.0)% (1.0)% 0.0%

22.8% 0.0% $51.02 $52.15 $53.32 $54.53 $55.78 22.8% 0.0% 50.0% 53.3% 56.7% 60.3%50.0% 64.0%

21.8% (1.0%) $49.95 $51.03 $52.15 $53.31 $54.51 21.8% (1.0%) 46.8% 50.0% 53.3% 56.7% 60.2%

20.8% (2.0%) $48.89 $49.92 $50.99 $52.09 $53.24 20.8% (2.0%) 43.7% 46.7% 49.9% 53.1% 56.5%

19.8% (3.0%) $47.83 $48.81 $49.82 $50.87 $51.97 19.8% (3.0%) 40.6% 43.5% 46.4% 49.5% 52.7%

18.8% (4.0%) $46.76 $47.69 $48.66 $49.66 $50.69 18.8% (4.0%) 37.5% 40.2% 43.0% 46.0% 49.0%

Source: Company Management

Goldman 2 Illustrative Recapitalization Analysis

Sachs Sources and Uses; Assumes $40.00 Stock Price (17.6% Premium)

($ in millions, except per share data)

Sources of Funds Uses of Funds

Amount Shares (mm) Amount

Total Investment by Tweed $500 Shares Purchased from MD (1) 3.3 $130

Convertibles Issued to Tweed (21.6%

Post-Recap Own.) 8.7 $370

Total Sources of Funds $500 Total Uses of Funds 12.0 $500

Plaid Sources and Uses

Sources of Funds Uses of Funds

Cost of % of Total x 2010E x2010E

Amount Debt Sources EBITDA EBITDAR Amount

Target Existing Cash $403 0.5% 37.5% Total Share Repurchases $848

Shares Repurchased (mm) – at

17.6% premium 21.20

Bank Dept (2) 300 L+400 28.0% 0.9x 2.4x

Convertible Debt (3) 370 3.5% 34.5% 2.0x 3.3x Minimum Operating Cash 203

Total Debt $670 62.5% 2.0x 3.3x Financing and Other Fees (1) 22

Total Sources of Funds$1,073 100% Total Uses of Funds $1,073

Source: Company Management for the years 2010E through 2015E

Note: Assumes 63.7 million of basic shares outstanding

Assumes Tweed purchases 50.0% current MD ownership of 6.3 million shares (comprising of 3.4 million basic shares and 2.9 million shares exercisable options) at $40.00 (17.6% premium to the current stock price).

Assumes no LIBOR floor. Assumes financing fees of 2.5% and OID on bank debt to be 1.0%.

Assumes convertibles are accounted under the TSM method of accounting. Assumes coupon on the convertible debt of $370 million to be 3.5%. Assumes the base conversion price to be 25.0%. Assumes the comparable straight debt rate to be 6.0%.

2 Illustrative Recap Analysis

Debt Paydown and Implied Stock Price at 2015E

($ in millions)

Projected Free Cash Flow

PF 2010

2011E

2012E

Revenue

$1,805

$2,034

$2,356

Growth

14.4%

12.7%

15.8%

EBITDA

329

394

474

Margin %

18.2%

19.4%

20.1%

Net Income

146

182

230

(+) &A D

49

56

62

(+) mortization of in. FeesF

2

2

2

(+) Amort. f cc. Exp.A

7

7

7

(-) Capital Expenditure

52

54

59

(-) Change in OWC

0

19

(5)

FCF For Debt Paydown

$151

$174

$247

Projected Free Cash Flow

2013E

2014E

2015E

Revenue

$2,709

$3,087

$3,481

Growth

15.0%

14.0%

12.7%

EBITDA

567

672

793

Margin %

20.9%

21.8%

22.8%

Net Income

285

345

417

(+) &A D

66

69

70

(+) mortization of in. FeesF

2

2

2

(+) Amort. f cc. Exp.A

8

8

9

(-) Capital Expenditure

59

58

65

(-) Change in OWC

(5)

(5)

(1)

FCF For Debt Paydown

$306

$372

$434

Cumulative FCF

$174

$421

$727

$ 1,098

$1,532

Cumulative FCF

$174

$421

De-leveraging Profile

PF 2010

2011E

2012E

2013E

2014E

2015E

Bank Debt (1)

$300

$126

$0

$0

$0

$0

Convertible Debt (2)

370

370

370

370

370

370

Total Debt

$670

$496

$370

$370

$370

$370

Total Cash

$203

$203

$324

$630

$1,001

$1,435

Credit Statistics

PF 2010

2011E

2012E

2013E

2014E

2015E

Total Debt / EBITDA

2.0x

1.3x

0.8x

0.7x

0.6x

0.5x

Adj. Debt / EBITDAR

3.3x

2.6x

2.2x

2.0x

1.9x

1.8x

EBITDA / Int.

9.5x

12.7x

19.0x

25.0x

29.0x

33.5x

EBITDA-Capex / Int.

8.0x

11.0x

16.6x

22.4x

26.5x

30.8x

Tweed’s Invst.

$350

$400

$450

$500

$550

Size of Conv.

$220

$270

$320

$370

$420

Pre-Recap Own (3)

11.5%

12.9%

14.3%

15.6%

16.9%

Assumes $300.0 mm of Plaid’s Debt and 8.0x exit in 2015E

Post Recap Own (3)

Returns to Tweed

Implied Stock Price

16.3%

27.90%

$134.39

18.1%

27.94%

$134.37

19.9%

27.96%

$134.35

21.6%

27.98%

$134.33

23.2%

28.00%

$134.31

Source: Company Management for the years 2010E through 2015

Note: Assumes 55.3 million of shares outstanding pro forma for the issue of convertible debt, share repurchases and shares from the exercisable stock options owned by MD

(1) Assumes no LIBOR floor. Assumes financing fees of 2.5% and OID on bank debt to be 1.0%.

(2) Assumes Convertibles are accounted under the TSM method of accounting. Assumes coupon on the convertible debt of $370 million to be 3.5%. Assumes the base conversion price to be 25.0%.

(3) Assumes Tweed buys 50.0% of MD’s current ownership at a premium of 17.6% to the current price and uses the remaining amount to invest in Plaid’s new convertible debt. Post Recap and Pre Recap ownership are calculated based 67.8mm and 55.3mm diluted shares outstanding, assuming $300mm of debt and $500 of Tweed’s investment.

3 Buyout of 50% of MD’s Stake

Sources and Uses and Returns to Tweed; Assumes $40 per share (17.6% Premium) ($ in millions)

Tweed Sources and Uses

Sources of Funds

Total Investment Tweed

Amount

$ 130

Total Sources of Funds $130

Uses of Funds

Shares Purchased from MD (1)

Shares (mm) Amount

3.3 $130

3.3 $130

Value of Tweed’ s Stake with Exit in 2015E ($ mm)

Premium to Current

Amt. of Invst.

% of Own.

17.6% 20.0% 25.0% 30.0% 35.0% 40.0%

$ 130 $ 133 $ 139 $ 146 $ 152 $ 158

4.80% 4.81% 4.84% 4.86% 4.89% 4.91%

EV / EBITDA Multiple

7.0 x 7.5 x 8.0 x 8.5 x 9.0 x

22.4%

21.4%

20.4%

19.5%

18.6%

17.7%

23.7%

22.6%

21.6%

20.7%

19.8%

18.9%

24.9%

23.8%

22.8%

21.9%

21.0%

20.1%

26.1%

25.0%

24.0%

23.0%

22.1%

21.2%

27.2%

26.1%

25.1%

24.1%

23.2%

22.3%

Source: Company Management for the years 2010E through 2015E

Note: Assumes 63.7 million of basic shares outstanding

Assumes Tweed purchases 50.0% current MD ownership of 6.3 million shares (comprising of 3.4 million basic shares and 2.9 million shares from exercisable options) at $40.00 (17.6% premium to the current stock price).

4 Buyout of 50% of MD’s Stake and Buying From Market

Assumes $40 (17.6% Premium) and 5% Premium on Shares Bought From MD and Market

($ in millions)

Sources and Uses

Sources of Funds

Amount

Total Investment by Tweed

$ 300

Total Sources of Funds

$ 300

Uses of Funds

Shares (mm) Amount

Shares Purchased from MD (1) 3.3 $130

Shares Purchased in the Open Market (2) 4.8 $170

Total Uses of Funds 8.0 $300

Value of the Investment to Tweed at Exit in 2015E ($ mm)

Tweed’s Invst.

Amt. of

Invst. % Own.

$ 200 7.7%

$ 250 9.7%

$ 300 11.8%

$ 350 13.9%

$ 400 15.9%

EV / EBITDA Multiple

7.0 x 7.5 x 8.0 x 8.5 x 9.0 x

22.9%

23.3%

23.5%

23.7%

23.8%

24.2%

24.5%

24.8%

24.9%

25.1%

25.4%

25.8%

26.0%

26.2%

26.3%

26.6%

26.9%

27.2%

27.4%

27.5%

27.7%

28.1%

28.3%

28.5%

28.6%

Source: Company Management for the years 2010E through 2015E

Note: Assumes 63.7 million of basic shares outstanding and

(1) Assumes Tweed purchases 50.0% current MD ownership of 6.3 million shares (comprising of 3.4 million basic shares and 2.9 million shares from exercisable options) at $40.00 (17.6% premium to the current stock price).

(2) Assumes Tweed purchases 4.8mm shares from market at $35.72 (5.0% premium to the current stock price).

II. Merger Analysis - [Potential Buyer] and Plaid

Illustrative Merger Analysis

[Potential Acquires Buyer] Plaid

($ in millions, except per share data)

Potential Buyer

Pro forma for the Acquisition of Plaid

Purchase Price Per Share ($)(1)(2) $ 144.28 $ 40.00 $ 42.50 $ 45.00 $ 47.50 $ 50.00 $ 52.50

Premium to Market Price 24.2% 32.0% 39.8% 47.5% 55.3% 63.0%

Price / 2011E EPS 17.3x 16.2x 17.2x 18.2x 19.2x 20.2x 21.2x

Equity Value ($) $14,685 $2,735 $2,915 $3,094 $3,273 $3,452 $3,632

Enterprise Value ($) 12,560 2,444 2,623 2,803 2,982 3,161 3,340

100% Cash

Acquiror’s Cash Used (50.0%)

$1,230 $1,230 $1,230 $1,230 $1,230 $1,230

Target’s Cash Used (75.0%) 255 255 255 255 255 255

Total Cash Used $1,486 $1,486 $1,486 $1,486 $1,486 $1,486

Cash used as % of Equity Consideration 54.3% 51.0% 48.0% 45.4% 43.0% 40.9%

New Debt ($)(3) 1,285 1,468 1,651 1,834 2,017 2,200

Pro Forma Net Income

2011E Net Income $965 $959 $953 $948 $942 $936

2012E Net Income $1,093 $1,088 $ 1,082 $1,077 $1,071 $1,065

Pro Forma EPS

2011E EPS $9.42 $9.36 $9.31 $9.25 $9.20 $9.14

2012E EPS $10.58 $10.52 $10.47 $10.41 $10.36 $10.31

2011E EPS Accretion / (Dilution) (4) (5) (6) $ 8.33 13.0% 12.4% 11.7% 11.1% 10.4% 9.7%

2012E EPS Accretion / (Dilution) (4) (5) (6) $ 9.28 14.0% 13.4% 12.8% 12.2% 11.6% 11.1%

P/E to Maintain Share Price

Total Debt / LTM EBITDA 0.2x 0.8x 0.8x 0.9x 1.0x 1.1x 1.2x

Adjusted Debt / LTM EBITDAR 2.2 2.6 2.7 2.7 2.8 2.9 2.9

(1) Market data as of 22-Sep-2010. Estimates per IBES.

(2) Assumes excess purchase price over book value is allocated 15.0% to net asset write-ups and the residual to goodwill.

(3) Assumes up to 50.0% of [Potential Buyer] existing cash and up to 75.0% of Plaid existing cash used to finance transaction.

(4) Assumes a pre-tax cost of debt of 3.50%.

(5) Assumes an opportunity cost of cash of 0.50% and a marginal tax rate of 40.5%.

(6) Assumes tax-deductible financina fees of 2.0% of incremental debt raised which are capitalized and amortized over 10 years.

[Potential Pre And Buyer] Post Transaction Capital Structure

Potential [ ] Acquires Buyer Plaid

($ in millions, except per share data)

Pre-Acquisition

Adjusted Debt / LTM

Amount Debt / LTM EBITDA(1) EBITDAR (2)

Cash $ 2,461 -

Short Term borrowings 98 0.1x 2.2x

Long Term Debt and capital leases 206 0.2 2.2

Total Debt $304 0.2x 2.2x

Net Debt (2,157)

Corporate Rating A (Positive)

Post-Acquisition (47.5% Premium)

Adjusted Debt / LTM

Amount Debt / LTM EBITDA(1) EBITDAR (2)

Cash (3) $ 1,316 -

Short Term Debt 98 0.0x 2.1x

Long Term Debt 206 0.1 2.2

Debt carried over from J.Crew 49 0.2 2.2

Acquisition Debt (4) 1,834 1.0 2.8

Total Debt $2,188 1.0x 2.8x

Net Debt 872

(1) Assumes []’s and Plaid’s LTM EBITDA of $1,828 and $333 mm respectively. (1) Assumes []’s and Plaid’s LTM Rent Expense of $657 and $86 mm respectively.

(3) Cash Balance includes Plaid’s cash Potential in hand ] ‘s Buyer of cash$340mm balance. Assumes of $2,461mm 50 s i. used 0% of and for [75 the.0% of $340mm the transaction

(4) Assumes total equity ration conside of $3,273 mm at a premium of 47.5%.

[Potential Buyer] Acquisition and Global Expansion Talks

[Potential recent transaction and commentary]

Source: Public Filings, Earnings Release

14